EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18047) of Twinlab Corporation pertaining to the 1996 Stock Incentive Plan of Twinlab Corporation of our report dated March 13, 1998 (except Note 7, as to which the date is March 17, 1998), with respect to the combined financial statements of the Nutritional Business (a business unit of Jones Medical Industries, Inc.) included in this Current Report (Form 8-K/A) of Twinlab Corporation.

                                                  /s/ Ernst & Young LLP


St. Louis, Missouri
July 10, 1998